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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-13203, 333-61705, 333-71814 and 333-92973 of Unify Corporation on Form S-8 of our report (which is unqualified and contains an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern) dated May 23, 2002, appearing in this Annual Report on Form 10-K of Unify Corporation for the year ended April 30, 2002.

DELOITTE & TOUCHE LLP

San Jose, California
July 26, 2002

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT